NIMIYAMA CHIEFDOM

Jaiama Sewafe,
Kono District,
Eastern Province

October 2, 2010

Ridgeback Mining (S/L) Ltd.
Managing Director
28J Fudia Terrace
Off Spur Loop
Freetown

Dear Sir,

DIAMOND AND GOLD MINING CONCESSIONS ALLOCATED TO RIDGEBACK MINING SITUATED IN THE NIMIYAMA CHIEFDOM [50 ACRES/LICENSES]

The Nimiyama Chiefdom, through the Land Allocation Committee and the Paramount Chief, has allocated fifty (50) licenses/acres, situated on the banks of the Sewa River to Ridgeback Mining for the purpose of mining.

The chiefdom will provide more mining concessions based on demonstrated commitment on the part of the company to commence mining within three months from date of this letter, and according to the provisions of the mining policy and its obligation to the community.

The allocated land for mining will be free from any encumbrances and litigation, except if the above period is not respected and the company wishing to notify the community in sufficient time of their withdrawal from this offer, thereafter, the said offer will be declared null and void.

The final terms and conditions will be negotiated before the start of the mining operations.

We anticipate your company's corporate social responsibility and cordial business relationship with all the relevant stakeholders.

Yours Sincerely,

George Bockarie Torto III
Paramount Chief

RIDGEBACK MINING S/L LIMITED

28J FUDIA TERRACE OFF SPUR LOOP FREETOWN

MINING LEASE LAND LOCATED NEAR MADINA VILLAGE, NJAGBAKAHUN SECTION,NIMIYAMA CHIEFDOM. KONO DISTRICT..BOUNDARY SHOWN RED. AREA = 50 ACRES



Wotuyi
RB06
RB01
RB02
RB05
RB03
RB04
959000
958000
957000
956000
249000
250000
260000
1500
1000
1100
950
SEWA
Ferry
Kunduk
SANDIA
39/SL/2
057

BOUNDARY CORNER PEGS		
COORDINATES ARE		
CODE	X	Y
RB01	249305	958997
RB02	249124	958818
RB03	248985	958565
RB04	248779	958489
RB05	248687	958697
RB06	248944	959156

GPS-Survey Measurement Based On UTM-29 (WGS 84) Grid System
Bearings- Based on true Geographic North

scale = 1:20 000 (on A4 Landscape)

0 250 500 750

N E